Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of the 8th day of April, 2011, by and between IVAX Diagnostics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and ERBA Diagnostics Mannheim GmbH, a company headquartered in Germany (the “Purchaser”).

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and warrants to purchase additional shares of Common Stock, in each case on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

Article 1

Purchase and Sale

1.1	Purchase and Sale Transaction.

(a)  Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company: (i) an aggregate of 20,000,000 shares of Common Stock (the “Shares”) at a purchase price of U.S.$0.75 per Share, which Shares shall be sold and issued to, and purchased by, the Purchaser in installments as set forth in Section 1.1(b); and (ii) warrants (the “Warrants”), substantially in the form attached hereto as Exhibit A, to purchase an additional 20,000,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of U.S.$0.75 per Warrant Share. The purchase and sale transactions contemplated by the preceding sentence, together with all other transactions contemplated by this Agreement, are sometimes hereinafter referred to, collectively, as the “Transaction.” The Shares, the Warrants and the Warrant Shares are sometimes hereinafter referred to, collectively, as the “Securities” and, individually, as a “Security.” The aggregate purchase price to be paid by the Purchaser to the Company in consideration for the issuance of the Shares and the Warrants shall be U.S.$15,000,000 (the “Purchase Price”).

(b)  The Shares shall be sold and issued to, and purchased by, the Purchaser as follows: (i) 6,666,667 of the Shares (the “Initial Tranche”) shall be sold and issued to the Purchaser at the Initial Closing (as hereinafter defined), at which time the Purchaser shall pay to the Company U.S.$5,000,000.25 (the “Initial Purchase Price”); (ii) an additional 6,666,667 of the Shares (the “Second Tranche”) shall be sold and issued to the Purchaser at the Second Closing (as hereinafter defined), at which time the Purchaser shall pay to the Company an additional U.S.$5,000,000.25 (the “Second Purchase Price”); and (iii) the remaining 6,666,666 of the Shares (the “Final Tranche”) shall be sold and issued to the Purchaser at the Final Closing (as hereinafter defined), at which time the Purchaser shall pay to the Company an additional U.S.$4,999,999.50 (the “Final Purchase Price”).

1.2	Closings.

(a)  The consummation of the sale and issuance to, and purchase by, the Purchaser of the Initial Tranche and of the delivery to the Purchaser of the Warrants (the “Initial Closing”) shall take place at such time as shall be fixed by mutual agreement of the Company and the Purchaser as promptly as practicable after the satisfaction or waiver of all of the conditions precedent set forth under Article 5. At the Initial Closing, (i) the Purchaser shall pay to the Company the Initial Purchase Price and (ii) the Company shall deliver to the Purchaser (A) a stock certificate representing the Initial Tranche and (B) the Warrants.

(b)  The consummation of the sale and issuance to, and purchase by, the Purchaser of the Second Tranche (the “Second Closing”) shall take place at such time as shall be fixed by mutual agreement of the Company and the Purchaser after the Initial Closing, but in any event by no later than six months after the Initial Closing. At the Second Closing, (i) the Purchaser shall pay to the Company the Second Purchase Price and (ii) the Company shall deliver to the Purchaser a stock certificate representing the Second Tranche.

(c)  The consummation of the sale and issuance to, and purchase by, the Purchaser of the Final Tranche (the “Final Closing”) shall take place at such time as shall be fixed by mutual agreement of the Company and the Purchaser after the Initial Closing and the Second Closing, but in any event by no later than one year after the Initial Closing. At the Final Closing, (i) the Purchaser shall pay to the Company the Final Purchase Price and (b) the Company shall deliver to the Purchaser a stock certificate representing the Final Tranche.

(d)  Each of the Initial Closing, the Second Closing and the Final Closing shall be held at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Miami, Florida 33130.

(e)  Each of the Initial Purchase Price, the Second Purchase Price and the Final Purchase Price shall be paid by the Purchaser to the Company by wire transfer of immediately available funds in United States Dollars.

Article 2

Representations and Warranties of the Company

The Company represents and warrants to the Purchaser as follows:

2.1   Authorization. The execution and delivery by the Company of this Agreement have been duly authorized by all requisite corporate action. Except for authorizations, consents, waivers and approvals to be obtained at or prior to the Initial Closing, the performance by the Company of its obligations hereunder and the issuance, sale and delivery of the Shares and the Warrants have been duly authorized by all requisite corporate action.

2.2   No Conflict. Neither the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder nor the issuance, sale and delivery of the Shares or the Warrants will result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or Amended and Restated Bylaws, as amended (the “Bylaws”); (b) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (c) any material contract or agreement to which the Company is a party or by which it is bound; or (d) any statute, rule or governmental regulation applicable to the Company; except, in the case of each of the foregoing, where such violation, conflict, or default would not have a Material Adverse Effect (as hereinafter defined) and except, in the case of each of the foregoing, provisions, contracts, agreements, statutes, rules or governmental regulations as to which authorizations, consents, amendments, waivers and approvals will have been obtained or effected at or prior to the Initial Closing. As used herein, the term “Material Adverse Effect” shall mean any effect, change, event, state of fact, development, circumstance or condition (including changes in laws, rules or regulations applicable to the Company and its business) which, when considered individually or in the aggregate with all other effects, changes, events, state of facts, developments, circumstances and conditions, has materially and adversely affected, or could reasonably be expected to materially and adversely affect, the results of operations, financial condition, assets, liabilities, or business of the Company and its subsidiaries taken as a whole; provided, however, that a “Material Adverse Effect” shall not be deemed to include (i) any changes resulting from general economic or political conditions, (ii) circumstances that affect the in vitro diagnostics industry and/or the health care industry generally or (iii) force majeure events, acts of terrorism or acts of war; and provided, further, that, notwithstanding the foregoing, the changes or events described in clauses (i) through (iii) above shall be regarded in determining whether a Material Adverse Effect has occurred if the effects thereof disproportionately impact or uniquely relate to the Company.

2.3   Valid Issuance of Shares and Warrants. When issued, sold and delivered in accordance with this Agreement to the Purchaser upon the Purchaser’s payment to the Company therefor as provided hereby, the Shares and the Warrants will have been duly authorized and will be validly issued, and the Shares will be fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges and encumbrances of any nature whatsoever except for restrictions on transfer under this Agreement and under applicable federal and state securities laws.

2.4   Validity. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the Purchaser, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.5   Brokers and Finders. Neither the Company nor any of its subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Transaction.

Article 3

Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Company as follows:

3.1   Authorization. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite company action.

3.2   No Conflict. Neither the execution and delivery by the Purchaser of this Agreement nor the performance by the Purchaser of its obligations hereunder will result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of the Purchaser’s governing documents; (b) any provision of any judgment, decree or order to which the Purchaser is a party or by which it is bound; (c) any material contract or agreement to which the Purchaser is a party or by which it is bound; or (d) any statute, rule or governmental regulation applicable to the Purchaser; except, in the case of each of the foregoing, provisions, contracts, agreements, statutes, rules or governmental regulations as to which authorizations, consents, amendments, waivers and approvals will have been obtained or effected at or prior to the Initial Closing.

3.3   Validity. This Agreement has been duly executed and delivered by the Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.4	Investment Representations.

(a)  The Purchaser: (i) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and was not organized for the specific purpose of acquiring the Securities; or (ii) is not a “U.S. Person” within the meaning of Rule 902 of Regulation S promulgated under the Securities Act.

(b)  The Purchaser has sufficient investment knowledge and experience so as to be able to evaluate the risks and merits of its investment in the Company, and the Purchaser is able financially to bear the risks of its investment.

(c)  It is the present intention that the Shares and the Warrants being purchased by the Purchaser are being acquired (and, to the extent the Warrants are exercised, the Warrant Shares will be acquired) for the Purchaser’s own account for the purpose of investment and not with a present view to or for sale in connection with any distribution thereof.

(d)  The Purchaser understands that: (i) the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 506 or 903 promulgated under the Securities Act; (ii) the Securities must be held indefinitely (or, in the case of the Warrant, until the exercise in full or expiration or termination thereof) unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) each stock certificate representing the Shares, the Warrant and, to the extent the Warrant is exercised, any stock certificate representing the Warrant Shares acquired upon such exercise will bear a legend, among others, to the effect of clauses (i) and (ii) above; and (iv) the Company will make a notation on its transfer books to the effect of clauses (i) and (ii) above.

(e)  The Purchaser acknowledges that the Company has made available to the Purchaser all documents and information that the Purchaser has requested relating to the Company, the Securities, this Agreement and the Transaction.

3.5   Brokers and Finders. Neither the Purchaser nor any of its subsidiaries (other than the Company and its subsidiaries), officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Transaction.

3.6   No Rights as Stockholder. The Purchaser acknowledges that, except as otherwise provided herein, its purchase obligations under this Agreement will not entitle the Purchaser to any of the rights, including, without limitation, voting rights, information rights and rights to receive dividends or distributions, of a stockholder of the Company until: (i) with respect to the Initial Tranche, the Initial Closing; (ii) with respect to the Second Tranche, the Second Closing; and (iii) with respect to the Final Tranche, the Final Closing.

Article 4

Covenants and Agreements

4.1   Cooperation; Commercially Reasonable Efforts. The Company and the Purchaser shall cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws, rules and regulations to consummate and make effective the Transaction as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all necessary approvals of the Company’s stockholders and all approvals, permits, consents and authorizations necessary or advisable to be obtained from the any third party and/or any governmental entity in order to consummate the Transaction.

4.2	Proxy Statement; Company Stockholder Meeting.

(a)  As promptly as practicable after the date of this Agreement, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a Notice of Meeting and Preliminary Proxy Statement relating to a meeting of the Company’s stockholders (the “Company Stockholder Meeting”) to be held for the purpose of voting on the Transaction and other matters as may be deemed necessary or advisable by the Company, including, without limitation, an amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of the Common Stock (the “Amendment”). As promptly as practicable after filing such Notice of Meeting and Preliminary Proxy Statement, but in any event subject to the rules and regulations of the SEC, the Company shall prepare and file with the SEC, and mail to its stockholders of record as of the close of business on the record date established by the Company for the Company Stockholder Meeting (the “Record Stockholders”), a Notice of Meeting and Definitive Proxy

Statement relating to the Company Stockholder Meeting. The Notice of Meeting and Preliminary Proxy Statement and Notice of Meeting and Definitive Proxy Statement are sometimes hereinafter referred to as the “Proxy Statements.”

(b)  The Purchaser shall furnish all information concerning the Purchaser as the Company may reasonably request in connection with the preparation of the Proxy Statements, including, without limitation, any information in response to comments received from the SEC, if applicable.

(c)  The Company Stockholder Meeting shall be called for a date which, after taking into consideration the provisions of the Certificate of Incorporation and Bylaws, the Delaware General Corporation Law, the rules and regulations of the SEC and the NYSE Amex and the recommendations of any proxy solicitor engaged by the Company with respect to the Company Stockholder Meeting and the Transaction, is as prompt as practicable after the Notice of Meeting and Definitive Proxy Statement is filed with the SEC and mailed to the Record Stockholders.

(d)  The Company shall use its commercially reasonable efforts to secure all required authorizations, consents, waivers, amendments and approvals with respect to the Transaction and the Amendment, including, without limitation, the stockholder approvals contemplated by the Proxy Statements.

(e)  At the Company Stockholder Meeting, the Purchaser shall vote all of the shares of the Common Stock which it currently beneficially owns, whether directly or indirectly, in favor of the Transaction and the Amendment.

4.3   Additional Listing Application. As promptly as practicable after the date of this Agreement, but in any event after taking into consideration the rules and regulations of the NYSE Amex with respect to the timing of, and supporting documents required to accompany, the Additional Listing Application (as hereinafter defined), the Company shall submit to the NYSE Amex an additional listing application relating to the Shares and the Warrant Shares (the “Additional Listing Application”) and shall use its commercially reasonable efforts to secure the NYSE Amex’ approval of the Additional Listing Application.

4.4   Compliance with the Securities Act. The Purchaser agrees that it will not resell the Securities except in accordance with an available exemption from registration under the Securities Act or in a transaction registered under the Securities Act. The Purchaser further agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

Article 5

Conditions Precedent

The respective obligations of each party to consummate the Transaction shall be subject to the satisfaction prior to or at the Initial Closing of the following conditions, which may only be waived in writing, in whole or in part, by mutual agreement of all of the parties (only in the case of clauses (a) and (b) below), by the Purchaser (only in the case of clauses (c) and (d) below) and by the Company (only in the case of clauses (e) and (f) below):

(a)  the Transaction and the Amendment shall have received all requisite approvals of the stockholders of the Company;

(b)  the Additional Listing Application shall have been approved by the NYSE Amex;

(c)  the representations and warranties of the Company set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the date of the Initial Closing as if made on and as of such date;

(d)  the Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Initial Closing (other than a failure to so perform or comply which is attributable to actions or inactions by or on behalf of the Purchaser);

(e)  the representations and warranties of the Purchaser set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the date of the Initial Closing as if made on and as of such date; and

(f)  the Purchaser shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Initial Closing (other than a failure to so perform or comply which is attributable to actions or inactions by or on behalf of the Company).

To the extent any condition precedent set forth above is satisfied or waived prior to or at the Initial Closing, such condition precedent shall be deemed satisfied or waived, as the case may be, with respect to each of the Second Closing and the Final Closing. Accordingly, following the Initial Closing, there shall be no conditions precedent to the Company’s and the Purchaser’s performance of their respective obligations at each of the Second Closing and the Final Closing.

Article 6

Adjustments

6.1   Merger or Sale. If, at any time prior to the Final Closing, there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of securities otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the Company’s shares of capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of all or substantially all of the Company’s properties and assets, then, in each case, the Shares not yet sold, issued and delivered to, and purchased by, the Purchaser under this Agreement (collectively, the “Pending Shares”) shall automatically be adjusted to be comprised of the number of Shares or other securities or property which the Purchaser would have owned immediately after the consummation of such reorganization, merger, consolidation, sale or transfer, if all of the Pending Shares had been sold, issued and delivered to, and purchased by, the Purchaser immediately before the effective date of such reorganization, merger, consolidation, sale or transfer, as the case may be.

6.2   Reclassification. If the Company, at any time prior to the Final Closing, by reclassification of securities or otherwise, shall change any of the securities of the same class as the Pending Shares (the “Comparable Securities”) into the same or a different number of securities of any other class or classes, then the Pending Shares shall automatically be adjusted to be comprised of such number and kind of securities as would have been issuable as a result of such change with respect to the Comparable Securities immediately prior to such reclassification or other change.

6.3   Subdivision or Combination of Shares. If the Company, at any time prior to the Final Closing, shall split or subdivide the Comparable Securities into a greater number of securities of the same class, then the number of Pending Shares shall be proportionately increased and the purchase price to be paid for such Pending Shares shall be proportionately decreased. If the Company, at any time prior to the Final Closing, shall reverse split or combine the Comparable Securities into a lesser number of securities of the same class, then the number of Pending Shares shall be proportionately decreased and the purchase price to be paid for such Pending Shares shall be proportionately increased.

6.4   Adjustments for Non-Cash Dividends. If, at any time prior to the Final Closing, the holders of the Comparable Securities shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or property (other than cash) of the Company by way of dividend or distribution (collectively, a

“Dividend”), then, at the Initial Closing, Second Closing or Final Closing (each, a “Closing”), as the case may be, at which Pending Shares are to be sold and issued to, and purchased by, the Purchaser, upon payment of the Initial Purchase Price, the Second Purchase Price or the Final Purchase Price, as the case may be, the Purchaser shall receive, in addition to the number of Pending Shares due to the Purchaser at such Closing, and without payment of any additional consideration therefor, the amount of such other or additional securities or property (other than cash) of the Company that the Purchaser would hold on the date of the Closing had it been the holder of record of the Comparable Security on the record date fixed with respect to the Dividend and had thereafter, during the period from the date thereof through and including the date of the applicable Closing, retained such securities and all other additional securities which it would have received during such period as a result of its ownership thereof, giving effect to all adjustments called for during such period by the provisions of this Article 6. Notwithstanding the foregoing, in no event shall the Company’s distribution of subscription rights to purchase additional shares of Common Stock or other securities of the Company in a rights offering or similar transaction be deemed to be a Dividend for purposes of this Section 6.4.

6.5	Certain Other Matters.

(a)  All calculations under this Article 6 shall be made to the nearest cent or whole Share, as the case may be.

(b)  No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least U.S.$0.01 per Share; provided, however, that any adjustments which by reason of this Section 6.5(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(c)  If, as a result of an adjustment made pursuant to this Article 6, the Company shall be obligated to sell and issue, and the Purchaser shall be required to purchase, shares of more than one class or series of capital stock of the Company, then the Board of Directors of the Company (whose determination shall be final and conclusive) shall determine, in good faith, the allocation of the adjusted Purchase Price between or among the shares of such multiple classes or series of capital stock of the Company.

(d)  If any event shall occur as to which the other provisions of this Article 6 are not strictly applicable but as to which the failure to make any adjustment would not fairly preserve the rights and obligations of the Company and the Purchaser under this Agreement in accordance with the essential intent and principles of the adjustments set forth in this Article 6, then, in each such case, the Board of Directors of the Company (whose determination shall be final and conclusive) shall determine, in good faith, the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to fairly preserve the parties’ respective rights and obligations hereunder.

6.6   Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Article 6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Purchaser a certificate setting forth, in reasonable detail, the event requiring such adjustment or readjustment, the amount of such adjustment or readjustment, the method by which such adjustment or readjustment was calculated, the adjusted or readjusted Purchase Price and adjusted or readjusted number of Pending Shares.

Article 7

Termination

7.1	Termination of this Agreement.

(a)  This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Initial Closing as follows: (i) by mutual written consent of the Company and the Purchaser; or (ii) by either the Company or the Purchaser: (A) after the Company Stockholder Meeting, if, at the Company Stockholder Meeting, the Transaction or the Amendment do not receive all requisite approvals of the Company’s stockholders; or (B) on or after July 11, 2011, if the Transaction has not been consummated.

(b)  Following the Initial Closing, this Agreement may only be terminated by mutual written consent of the Company and the Purchaser.

7.2   Effect of Termination. Either party electing to terminate this Agreement pursuant to Section 7.1(a)(ii) above may effect such termination only by promptly delivering written notice thereof to the other party, at which time this Agreement shall be deemed terminated without any further action by either party. Following any termination duly effected pursuant to Section 7.1, no party shall have any further obligations under this Agreement, except that, to the extent any Securities were issued or delivered by the Company to the Purchaser hereunder, Section 4.4 and Article 8 shall survive any such termination.

Article 8

Miscellaneous

8.1   Lock-Up. With respect to each and every Security issued or delivered by the Company to the Purchaser hereunder, the Purchaser hereby irrevocably agrees that, until the second anniversary of the date on which such Security was issued or delivered by the Company to the Purchaser hereunder, it will not, without the prior written consent of the Company, which consent may be withheld in the sole discretion of the Company, directly or indirectly:

(a)  offer for sale, sell, assign, pledge or otherwise dispose of, or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of, such Security;

(b)  enter into any swap or other derivatives transaction that transfers to any other person or entity, in whole or in part, any of the economic benefits or risks of ownership of such Security; or

(c)  publicly disclose the intention to do either of the foregoing.

Solely for purposes of this Section 8.1, the Warrant Shares shall be deemed to have been issued and delivered by the Company to the Purchaser hereunder on the date of the Initial Closing.

8.2	Legends.

(a)  Each stock certificate representing the Shares shall have conspicuously endorsed thereon, in addition to any legends deemed necessary or advisable by the Company, the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF CAPITAL STOCK. A STATEMENT SETTING FORTH THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF THE VARIOUS CLASSES OF CAPITAL STOCK IS ON FILE AT THE CORPORATION’S OFFICE. THE CORPORATION WILL FURNISH A COPY OF SUCH STATEMENT TO ITS STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON SALE, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION PURSUANT TO THAT CERTAIN STOCK PURCHASE AGREEMENT WITH THE CORPORATION, DATED APRIL 8, 2011. UNDER SUCH AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF THE CORPORATION, BE OFFERED OR SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNTIL THE SECOND ANNIVERSARY OF THE DATE OF THEIR ISSUANCE. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL PLACE OF BUSINESS OF THE CORPORATION.

(b)  The Warrants shall have conspicuously endorsed thereon the legend set forth on the first page of the Form of Warrant attached hereto as Exhibit A.

(c)  To the extent the Warrants are exercised, any stock certificate representing the Warrant Shares acquired upon such exercise shall have conspicuously endorsed thereon the legends set forth in Section 5 of the Form of Warrant attached hereto as Exhibit A.

8.3   Brokerage. Each party will indemnify and hold harmless the other party against and in respect of any claim for brokerage or other commissions relative to this Agreement or the Transaction, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

8.4   Parties in Interest. All representations, warranties, covenants and agreements contained in this Agreement by or on behalf of either party shall bind and inure to the benefit of the respective successors and permitted assigns of such party whether so expressed or not; provided, however, no party may assign, in whole or in part, this Agreement or any right or obligation hereunder, without the prior written consent of the other party.

8.5   Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received: (a) on the date given if delivered personally or by facsimile; (b) two days after being sent by internationally recognized overnight delivery service; or (c) five days after having been mailed by registered or certified mail (postage prepaid, return receipt requested); in the case of each of the foregoing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:	IVAX Diagnostics, Inc. 2140 North Miami Avenue Miami, Florida 33127 Facsimile: (305) 324-2395 Attention: Chief Executive Officer

If to the Purchaser:	ERBA Diagnostics Mannheim GmbH c/o Transasia Bio-medicals Ltd. Transasia House 8 Chandivali Studio Road Mumbai, India 400072 Facsimile: 011 (+91) 22 2857 3030 Attention: Chief Executive Officer

8.6   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida for all purposes and in all respects, without regard to the conflict of law provisions of such state.

8.7   Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

8.8   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.9    Amendments and Waivers. This Agreement may be amended or modified in whole or in part at any time only by a writing signed by the parties hereto. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. Any waiver by any party hereto of any of its rights or remedies under this Agreement shall not constitute a waiver of any of its other rights or remedies hereunder.

8.10   Severability. If any term or provision of this Agreement is finally deemed by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transaction be consummated as originally contemplated to the fullest extent possible.

8.11   Injunctive Relief. It is possible that remedies at law may be inadequate and, therefore, the parties shall be entitled to equitable relief, including, without limitation, injunctive relief, specific performance or other equitable remedies, in addition to all other remedies provided hereunder or available to the parties at law or in equity.

8.12   Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

[ SIGNATURE PAGE FOLLOWS ]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:

IVAX Diagnostics, Inc.,
a Delaware corporation

By:	/s/ Kevin D. Clark Name: Kevin D. Clark Title: Chief Executive Officer, Chief Operating Officer and President

THE PURCHASER:

ERBA Diagnostics Mannheim GmbH,
a company headquartered in Germany

By:	/s/ Suresh Vazirani Name: Suresh Vazirani Title: Chief Executive Officer and Managing Director